SCHEDULE 14C

                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.    1    )
                                          ---------

   [X] Preliminary information statement [ ] Confidential, for the use of the
                          Commission only (as permitted
                              by Rule 14c-5(d)(2)).

                      [ ] Definitive information statement

                (Name of Registrant as Specified in Its Charter)

                     PHOENIX INTERNATIONAL INDUSTRIES, INC.

               Payment of Filing Fee (check the Appropriate box):

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(s)
                                   and 0-11.

           (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total Fee Paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, schedule or registration statement no.:

(3)      Filing Party:

(4)      Date Filed:

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                     PHOENIX INTERNATIONAL INDUSTRIES, INC.
                               1750 Osceola Drive
                            West Palm Beach, FL 33409
                                 (561) 688-0440

                              INFORMATION STATEMENT

         This Information Statement is being furnished to the shareholders of Phoenix International Industries, Inc., a Florida corporation ("Company"), in connection with the approval of amendments to the Company's Articles of Incorporation to increase the number of the Company's authorized Common Stock to 200,000,000 and to authorize the issuance of up to 20,000,000 shares of Preferred Stock with the voting powers, designations, preferences and relative, participating, optional and other rights, qualifications and restrictions of which may be determined by the Board of Directors as more specifically set forth in the text of the Amendment set forth herein (the "Amendment") by the written consent of the holders of a majority of the issued and outstanding shares of the Company's Common Stock.

         Only shareholders of record at the close of business on February 2, 2000 (the "Record Date") are entitled to notice of the action to be taken by written consent. At the close of business on the Record Date, the Company had 17,658,847 shares of its Common Stock issued and outstanding.

         A vote of the holders of a majority of the issued and outstanding shares is required to approve the Amendment. All holders of record as of the Record Date may submit written consents to the Company with respect to the Amendment, however, no such consents are being solicited. No appraisal or other similar rights are available to dissenters of the Amendment. The holders of a majority of the outstanding shares of Common Stock of the Company have advised that they intend to consent to the Amendment. Therefore, the Company anticipates that the Amendment will be approved.

         The Company will bear all of the costs of the preparation and dissemination of this Information Statement. No consideration has been or will be paid to any officer, director, or employee of the Company in connection with the proposed Amendment or the preparation and dissemination of this Information Statement or otherwise in connection with the proposed Amendments.

         Correspondence with respect to the proposed Amendment should be addressed to the Secretary of the Company at the Company's principal executive offices at 1750 Osceola Drive, West Palm Beach, FL 33409.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE AMENDMENT OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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PURPOSE OF THE AMENDMENTS

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         The authorized capital of the Company currently consists of 20,000,000 of Common Stock, $.001 par value per share. If the Amendments are approved, the authorized capital will be 200,000,000 shares of Common Stock, $.001 par value per share. There are currently 17,658,847 shares of Common Stock issued and outstanding.

         The increase in authorized Common Stock to 200,000,000 shares would provide the Company with flexibility for future financings or acquisitions. However, no specific issuances are presently contemplated. Any such issuances could be authorized by the Board of Directors without further action by the shareholders.

AUTHORIZATION OF 200,000 SHARES OF PREFERRED STOCK

         The Board of Directors has recommended that the Articles of Incorporation be amended to authorize 20,000,000 shares of Preferred Stock, $.001 par value, with voting powers, designations, preferences, and relative, participating, optional and other special rights, qualifications and restrictions thereof, which may be determined by the Board of Directors at the time of issuance. Any such issuances could be authorized by the Board of Directors without further action by the shareholders. However, no specific issuances are presently contemplated.

         The authorization of 20,000,000 shares of Preferred Stock is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, financing, exchange of securities, public offerings and other corporate purposes. By authorizing such shares at this time, the Board of Directors would be a position to issue shares of Preferred Stock without the delay of calling a shareholders meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to the Company.

         The issuance of Preferred Shares with voting rights could have an adverse effect on the voting power of the holders of Common Stock by increasing the number of outstanding shares having voting rights. In addition, if the Board of Directors authorizes the issuance of Preferred Stock with conversion rights, the number of common shares outstanding could potentially increased up to the authorized amount. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock and the issuance could also have the effect of delaying, deterring or preventing a change of control of the Company through the acquisition of shares of Common Stock, including a change of control that could result in a premium being offered over the market price for the Common Stock.

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

         In order to complete the Amendment, the Company's Board of Directors has unanimously adopted resolutions approving and recommending that shareholders authorize an Amendment to Article IIIA of the Company's Articles of Incorporation to read as follows:

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         The total amount of capital stock which this Corporation shall have the authority to issue shall be 200,000,000 shares of Common Stock of the par value of $.001 per share, and 20,000,000 shares of Preferred Stock of the par value of $.001 per share.

         The Preferred Stock may be issued from time to time in series. All Preferred Stock shall be of equal rank and identical, except in respect to the particulars that may be fixed by the Board of Directors. The Board of Directors is authorized to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series of Preferred Stock including those matters set forth below.

         (1) The distinctive designation of all series and the number of shares that shall constitute those series;

         (2) The annual rate of dividends payable on the shares of all series and the time, conditions and manner of payment.

         (3) The redemption price or prices, if any, for the shares of each, any and all series.

         (4) The amount payable upon shares of each series in the event of voluntary or involuntary liquidation and the relative priority of each series in the event of liquidation.

         (5) The rights, if any, of the holders of shares of each series to convert those shares into Common Stock and the terms and conditions of that conversion.

         (6) The voting rights, if any, of the holders of shares of each series.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the five most highly compensated executive officers of the Company for the year ended December 31, 1999, and (iv) all executive officers and directors of the Company as a group. Holders of 9,013,333 shares have indicated their intent to vote their shares in favor of the Amendment.

                            SHARES BENEFICIALLY OWNED

NAME AND ADDRESS                          NUMBER OF SHARES   PERCENTAGE OF CLASS

Gerard Haryman (1)                          2,900,000               16.5%
1750 Osceola Drive
West Palm Beach, FL 33409

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Thomas Donaldson                              263,333                1.5%
1750 Osceola Drive
West Palm Beach, FL 33409

Timothy Palmer                                500,000                2.8%
1750 Osceola Drive
West Palm Beach, FL 33409

Positive Management, Ltd.                   4,000,000               22.7%
Nassau, Bahamas

Elder Ripper                                  175,000                  1%
3599 W. Lake Mary Blvd., #E
Lake Mary, Florida 32746

Andrea Welch                                   75,000                 .4%
3599 W. Lake Mary Blvd., #E
Lake Mary, Florida 32746

Telephone Company of Central Florida, Inc.     50,000                 .3%
3599 W. Lake Mary Blvd., #E
Lake Mary, Florida 32746

Aptek Communications Products, Inc.         1,000,000                5.7%
1750 Osceola Drive
West Palm Beach, FL 33409

Ray Clark                                      50,000                 .3%
5763 NW 71st Terrace
Parkland, Florida 33067

All Directors and Officers
as a Group (3 persons)                      3,663,333               21. %

(1) Includes 200,000 shares owned by Mr. Haryman's spouse.

                                      By Order of the Board of Directors

                                      /S/ GERARD HARYMAN
                                      ---------------------------------------
                                      Chairman and Chief Executive Officer

Dated: June 20, 2000

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